                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement            [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                         MSC INDUSTRIAL DIRECT CO., INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party:
     (4)  Date Filed:

                                     [LOGO]


                                 75 MAXESS ROAD
                            MELVILLE, NEW YORK 11747

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 --------------


To the Shareholders of MSC Industrial Direct Co., Inc.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of MSC Industrial Direct Co., Inc. (the "Company"), a New York corporation, will be held on Friday, January 5, 2001 at 9:00 a.m., local time, at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, for the following purposes:

               1. To elect ten directors of the Company to serve for one-year terms;

               2. To consider and act upon a proposal to ratify the appointment of Arthur Andersen LLP as independent certified public accountants of the Company for the fiscal year 2001; and

               3. To consider and act upon such other matters as may properly come before the meeting or any adjournment thereof.


         Only shareholders of record at the close of business on December 1, 2000 are entitled to notice of and to vote at the meeting and any adjournments thereof.

         All shareholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to complete, sign and date the enclosed proxy card as promptly as possible and return it in the postage-paid envelope provided. Any shareholder attending the meeting may vote in person even if he or she has already returned a proxy.


                                    By Order of the Board of Directors,



                                    Thomas Eccleston
                                    Secretary


Melville, New York
December 6, 2000


--------------------------------------------------------------------------------

                                   IMPORTANT:

   THE PROMPT RETURN OF PROXIES WILL ENSURE THAT YOUR SHARES WILL BE VOTED. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

--------------------------------------------------------------------------------

                                     [LOGO]


                                 75 MAXESS ROAD
                            MELVILLE, NEW YORK 11747

                               ------------------

                               PROXY STATEMENT FOR
                        ANNUAL MEETING OF SHAREHOLDERS TO
                           BE HELD ON JANUARY 5, 2001

                               ------------------

         This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of MSC Industrial Direct Co., Inc. (the "Company"), a New York corporation, to be used at the Annual Meeting of Shareholders of the Company (the "Meeting") to be held at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, on Friday, January 5, 2001 at 9:00 a.m., local time, and at any adjournment or postponement thereof. The approximate date on which this proxy statement, the foregoing notice and the enclosed proxy were first mailed or given to shareholders was December 6, 2000.

         Shareholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company, by revocation in person at the Meeting or by presenting a later dated proxy. Unless so revoked, shares represented by proxies received by the Company, where the shareholder has specified a choice with respect to the election of directors or the other proposals described in this proxy statement, will be voted in accordance with the specification(s) so made. In the absence of such specification(s), the shares will be voted FOR the election of all ten nominees for the Board of Directors and FOR the ratification of the selection by the Board of Directors of Arthur Andersen LLP as the Company's independent certified public accountants for the current fiscal year.

         The expenses of solicitation of proxies for the Meeting will be paid by the Company. Such solicitation may be made in person or by telephone by officers and associates of the Company. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding material to beneficial owners of shares of the Company's Class A common stock, par value $.001 per share (the "Class A Common Stock").


                                     VOTING


         Only holders of record of the Class A Common Stock and the Company's Class B common stock, par value $.001 per share (the "Class B Common Stock"), at the close of business on December 1, 2000 are entitled to notice of and to vote at the Meeting. On that date, the Company had outstanding 35,336,046 shares of Class A Common Stock and 33,738,778 shares of Class B Common Stock.

         Under New York law and the Company's By-Laws, the presence in person or by proxy of the holders of a majority of the shares of the Class A Common Stock and the Class B Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. For these purposes, shares which are present or represented by proxy at the Meeting will be counted regardless of whether the holder of the shares or the proxy fails to vote on a proposal ("abstentions") or whether a broker with authority fails to exercise its authority with respect thereto (a "broker non-vote"). Abstentions and broker non-votes will not be included, however, in the tabulation of votes cast on proposals presented to shareholders. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld (e.g., abstentions and broker non-votes) will have no effect, as directors are elected by a plurality of votes cast. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to 10 votes per share of Class B Common Stock.

         The Board of Directors does not intend to bring any matter before the Meeting, except as specifically indicated in the foregoing notice, nor does the Board of Directors know of any matters which anyone else proposes to present for action at the Meeting. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters.


                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS


         The information set forth on the following table is furnished as of November 1, 2000 (except as otherwise noted), with respect to any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) who is known to the Company to be the beneficial owner of more than 5% of any class of the Company's voting securities. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

                                       CLASS A COMMON STOCK(1)          CLASS B COMMON STOCK
                                      --------------------------    -----------------------------
                                      AMOUNT & NATURE               AMOUNT & NATURE               % OWNERSHIP
                                      OF BENEFICIAL    PERCENT      OF BENEFICIAL       PERCENT    OF COMMON     % VOTING
                                        OWNERSHIP      OF CLASS       OWNERSHIP       OF CLASS(2)  STOCK(3)    POWER(2) (4)
                                      --------------   --------     ---------------   ----------- -----------  ------------
T. Rowe Price Associates, Inc.(5)      4,481,100         12.7              --              --         6.5           1.2
Waddell & Reed Financial, Inc.(6)      3,052,100          8.6              --              --         4.4           0.8
Lord Abbett & Co. (7)                  2,527,432          7.2              --              --         3.7           0.7
Capital Research and Management
   Company (8)                         2,444,800          6.9              --              --         3.5           0.7
Reich & Tang Asset Management (9)      2,275,400          6.4              --              --         3.3           0.6
Mitchell Jacobson(10)                   965,152 (11)      2.7       20,669,586 (12)       61.3       31.3          55.7
Marjorie Gershwind(10)                  800,416 (13)      2.2       13,481,500 (14)       40.0       20.7          36.4
Sidney Jacobson(10)                          200           *         3,016,000 (15)        8.9        4.4           8.1
Joseph Getraer (10)                       10,000           *         1,511,860 (16)        4.5        2.2           4.0

------------------

*    Less than 1%

(1) Does not include shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a share-for-share basis.

(2) Percentages total more than 100% because of shared beneficial ownership of certain shares of Class B Common Stock described in footnotes 12 and 14.

(3) Indicates percentage ownership of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock. See Note 1.

(4) Indicates percentage of aggregate number of votes which can be cast. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to 10 votes per share of Class B Common Stock.


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(5) Information as to shares owned by T. Rowe Price Associates, Inc. is as of June 2000, as set forth in a Schedule 13F filed with the Securities and Exchange Commission. The address of T. Rowe Price Associates, Inc. is 100
     E. Pratt Street, Baltimore, Maryland 21202.

(6) Information as to shares owned by Waddell & Reed Financial, Inc. is as of June 2000, as set forth in a Schedule 13F filed with the Securities and Exchange Commission. The address of Waddell & Reed Financial, Inc. is 6300 Lamar Avenue, P.O. Box 29217, Shawnee Mission, Kansas 66201-9217.

(7) Information as to shares owned by Lord Abbett & Co. is as of June 2000, as set forth in a Schedule 13F filed with the Securities and Exchange Commission. The address of Lord Abbett & Co. is 90 Hudson Street, Jersey City, New Jersey 07302-3973.

(8) Information as to shares owned by Capital Research & Management Company is as of June 2000, as set forth in a Schedule 13F filed with the Securities and Exchange Commission. The address of Capital Research & Management Company is 333 South Hope Street, Los Angeles, California 90071-1447.

(9) Information as to shares owned by Reich & Tang Asset Management is as of June 2000, as set forth in a Schedule 13F filed with the Securities and Exchange Commission. The address of Reich & Tang Asset Management is 600 Fifth Avenue, 8th Floor, New York, New York 10020.

(10) The address of each person is c/o MSC Industrial Direct Co., Inc., 75 Maxess Road, Melville, New York 11747.

(11) Includes (a) 81,052 shares of Class A Common Stock owned directly by Mr. Jacobson, (b) 709,100 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of Platinum Investment Management, L.L.C., a Delaware limited liability company, the owner of such shares, and (c) 175,000 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a director of The Jacobson Family Foundation. Mr. Jacobson disclaims beneficial ownership of 354,550 of the shares of Class A Common Stock owned by Platinum Investment Management, L.L.C. and disclaims beneficial ownership of all the shares of Class A Common Stock held by The Jacobson Family Foundation.

(12) Includes (a) 10,617,418 shares of Class B Common Stock owned directly by Mr. Jacobson, (b) 7,032,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of JF-MSC, L.L.C., a Delaware limited liability company, (c) 1,511,860 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust and (d) 1,508,308 shares of Class B Common Stock owned by Marjorie Diane Gershwind as Settlor of the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust of which trust Mr. Jacobson is the sole trustee and over which shares he may be deemed to have beneficial ownership. Mr. Jacobson disclaims beneficial ownership of 3,352,800 of the shares of Class B Common Stock owned by JF-MSC, L.L.C. and disclaims beneficial ownership of the shares of the Class B Common Stock owned by the trusts.

(13) Includes (a) 66,316 shares of Class A Common Stock owned directly by Ms. Gershwind, (b) 709,100 shares of Class A Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as a member of Platinum Investment Management, L.L.C., a Delaware limited liability company, the owner of such shares and (c) 25,000 shares of Class A Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as a director of The Gershwind Family Foundation. Ms. Gershwind disclaims beneficial ownership of 354,550 of the shares of Class A Common Stock owned by Platinum Investment Management, L.L.C. and disclaims beneficial ownership of all the shares of Class A Common Stock held by The Gershwind Family Foundation.


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(14) Includes (a) 4,353,192 shares of Class B Common Stock owned directly by Ms. Gershwind, (b) 5,700,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as a member of GF-MSC, L.L.C., a Delaware limited liability company, (c) 960,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 1994 Seven Year Annuity Trust, (d) 960,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the Marjorie Diane Gershwind 1994 Fifteen Year Annuity Trust and (e) 1,508,308 shares of Class B Common Stock which may be deemed to be beneficially owned by Ms. Gershwind as Settlor of the 1998 Qualified Seven Year Annuity Trust. Ms. Gershwind disclaims beneficial ownership of 3,652,000 of the shares of Class B Common Stock owned by GF-MSC, L.L.C. and disclaims beneficial ownership of the shares of Class B Common Stock owned by the trusts.

(15) Reflects the aggregate ownership of Class B Common Stock by four trusts for the benefit of two of Mr. Jacobson's grandchildren. Mr. Jacobson is a co-trustee of two of such trusts and shares voting power and investment control over the shares held by such trusts. Mr. Jacobson is the sole trustee of the other two trusts. Mr. Jacobson disclaims beneficial ownership of all such shares.

(16) Reflects the ownership of Class B Common Stock by the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust of which trust Mr. Getraer is the sole trustee and over which shares he may be deemed to have beneficial ownership. Mr. Getraer disclaims beneficial ownership of the shares of the Class B Common Stock owned by such trust.

SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth certain information regarding the Class A Common Stock and Class B Common Stock beneficially owned by each director and nominee for director of the Company, by the Company's Chief Executive Officer, by each of the Company's four most highly compensated executive officers and by all directors, nominees for director and executive officers as a group, at the close of business on November 1, 2000. Except as otherwise indicated, the persons listed below have advised the Company that they have sole voting and investment power with respect to the shares listed as owned by them.

                                       CLASS A COMMON STOCK(1)         CLASS B COMMON STOCK
                                      -------------------------    -----------------------------
                                      AMOUNT & NATURE               AMOUNT & NATURE               % OWNERSHIP
                                      OF BENEFICIAL    PERCENT      OF BENEFICIAL       PERCENT    OF COMMON     % VOTING
                                        OWNERSHIP      OF CLASS       OWNERSHIP         OF CLASS    STOCK(2)     POWER(3)
                                      --------------   --------     ---------------     --------  -----------    --------
Shelley Boxer...............             99,863 (4)       *               --               --            *            *
Charles Boehlke.............                  0           *               --               --            *            *
Roger Fradin................             61,583 (5)       *               --               --            *            *
Mitchell Jacobson...........            965,152 (6)      2.7         20,669,586 (7)        61.3        31.3         55.7
Sidney Jacobson.............                200           *           3,016,000 (8)         8.9         4.4          8.1
Denis Kelly.................            103,816 (9)       *               --               --            *            *
Raymond Langton.............             15,200 (10)      *               --               --            *            *
Philip Peller...............              4,292 (11)      *               --               --            *            *
David Sandler...............            168,526 (12)      *               --               --            *            *
James Schroeder.............            275,648 (13)      *               --               --            *            *
All directors, nominees for
    director and executive
    officers as a group
    (ten persons)...........          1,681,780         4.7%         23,685,586            70.2%       36.7%        63.9%

------------------

*    Less than 1%

(1) Does not include shares of Class A Common Stock issuable upon conversion of shares of Class B Common Stock. Shares of Class B Common Stock are convertible at any time into shares of Class A Common Stock on a share-for-share basis.

(2) Indicates percentage ownership of the aggregate number of outstanding shares of Class A Common Stock and Class B Common Stock. See Note 1.

(3) Indicates percentage of aggregate number of votes which can be cast. On all matters to be voted upon at the Meeting and any adjournment or postponement thereof, the holders of the Class A Common Stock and the Class B Common Stock vote together as a single class, with each record holder of Class A Common Stock entitled to one vote per share of Class A Common Stock and each record holder of Class B Common Stock entitled to 10 votes per share of Class B Common Stock.

(4) Includes 4,000 shares of Class A Common Stock owned directly by Mr. Boxer and 95,863 shares of Class A Common Stock issuable upon the exercise by Mr. Boxer of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(5) Includes 52,000 shares of Class A Common Stock jointly owned by Mr. Fradin and his wife and 9,583 shares of Class A Common Stock issuable upon the exercise by Mr. Fradin of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.


                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(6) Includes (a) 81,052 shares of Class A Common Stock owned directly by Mr. Jacobson, (b) 709,100 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of Platinum Investment Management, L.L.C., a Delaware limited liability company, the owner of such shares, and (c) 175,000 shares of Class A Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a director of The Jacobson Family Foundation. Mr. Jacobson disclaims beneficial ownership of 354,550 of the shares of Class A Common Stock owned by Platinum Investment Management, L.L.C. and disclaims beneficial ownership of all the shares of Class A Common Stock held by The Jacobson Family Foundation.

(7) Includes (a) 10,617,418 shares of Class B Common Stock owned directly by Mr. Jacobson, (b) 7,032,000 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as a member of JF-MSC, L.L.C., a Delaware limited liability company, (c) 1,511,860 shares of Class B Common Stock which may be deemed to be beneficially owned by Mr. Jacobson as Settlor of the Mitchell Jacobson 1998 Qualified Seven Year Annuity Trust and (d) 1,508,308 shares of Class B Common Stock owned by Marjorie Diane Gershwind as Settlor of the Marjorie Diane Gershwind 1998 Qualified Seven Year Annuity Trust of which trust Mr. Jacobson is the sole trustee and over which shares he may be deemed to have beneficial ownership. Mr. Jacobson disclaims beneficial ownership of 3,352,800 of the shares of Class B Common Stock owned by JF-MSC, L.L.C. and disclaims beneficial ownership of the shares of the Class B Common Stock owned by the trusts.

(8) Reflects the aggregate ownership of Class B Common Stock by four trusts for the benefit of two of Mr. Jacobson's grandchildren. Mr. Jacobson is a co-trustee of two of such trusts and shares voting power and investment control over the shares held by such trusts. Mr. Jacobson is the sole trustee of the other two trusts. Mr. Jacobson disclaims beneficial ownership of all such shares.

(9) Includes 60,000 shares of Class A Common Stock owned directly by Mr. Kelly and 43,816 shares of Class A Common Stock issuable upon the exercise by Mr. Kelly of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(10) Includes 200 shares of Class A Common Stock owned directly by Mr. Langton and 15,000 shares of Class A Common Stock issuable upon the exercise by Mr. Langton of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(11) Includes 2,000 shares of Class A Common Stock owned directly by Mr. Peller and 2,292 shares of Class A Common Stock issuable upon the exercise by Mr. Peller of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(12) Includes 10,302 shares of Class A Common Stock owned directly by Mr. Sandler, 2,000 shares of Class A Common Stock held in trust by Mr. Sandler for the benefit of his children and 156,224 shares of Class A Common Stock issuable upon the exercise by Mr. Sandler of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

(13) Includes 12,000 shares of Class A Common Stock owned directly by Mr. Schroeder and 263,648 shares of Class A Common Stock issuable upon the exercise by Mr. Schroeder of options that are presently exercisable or exercisable within 60 days of the date of this proxy statement.

                              ELECTION OF DIRECTORS


         Ten directors will be elected at the Meeting for a term of one year expiring at the annual meeting of shareholders to be held in 2002 and until their respective successors shall have been elected and shall qualify. Each of the nominees for director was previously elected a director of the Company by the shareholders, except for Philip Peller who was elected by the directors in April 2000 and Charles Boehlke who was nominated by the directors in November 2000.

         The election of directors requires the affirmative vote of a plurality of the votes cast in person or by proxy at the Meeting. Each proxy received will be cast FOR the election of the nominees named below unless otherwise specified in the proxy.

         Each nominee has indicated that he is willing to serve as a director of the Company, if elected, and the Board of Directors of the Company has no reason to believe that any nominee may become unable or unwilling to serve. In the event that a nominee should become unavailable for election for any reason, the shares represented by a properly executed and returned proxy will be voted for any substitute nominee who shall be designated by the current Board of Directors. There are no arrangements or understandings between any director or nominee for director and any other person pursuant to which such person was selected as a director or nominee for director of the Company.

NAME OF NOMINEE                           PRINCIPAL OCCUPATION                AGE       DIRECTOR SINCE
---------------                           --------------------                ---       --------------
Mitchell Jacobson             Chairman of the Board of Directors,              49       October 1995
                                  President and Chief Executive Officer
                                  of the Company

Sidney Jacobson               Vice Chairman of the Board of Directors          82       October 1995
                                  of the Company

Charles Boehlke               Senior Vice President and Chief Financial        44             --
                                  Officer of the Company

David Sandler                 Executive Vice President and Chief Operating     43       June 1999
                                  Officer of the Company

Shelley Boxer                 Vice President of Finance of the Company         53       October 1995

James Schroeder               Senior Vice President of Logistics of the        60       October 1995
                                  Company

Denis Kelly                   Managing Director of Prudential Securities       51       April 1996
                                  Incorporated

Raymond Langton               Co-founder and Chief Executive Officer of        55       July 1997
                                  SKM Applied Tech Products

Roger Fradin                  President of the Security and Fire Solutions     47       July 1998
                                  Division at Honeywell Inc.

Philip Peller                 Retired Partner of Arthur Andersen, LLP          60       April 2000


         Mitchell Jacobson was appointed Chairman of the Board of Directors of the Company in January 1998 and was appointed President and Chief Executive Officer of the Company upon its formation in October 1995. Mr. Jacobson has also been President and Chief Executive Officer of Sid Tool Co., Inc., a wholly-owned and the principal operating subsidiary of the Company (the "Operating Subsidiary") since June 1982.

         Sidney Jacobson was appointed Vice Chairman of the Board of Directors of the Company in January 1998. Mr. Jacobson served as the Chairman of the Board of Directors from its formation in October 1995 to January 1998. Mr. Jacobson is a co-founder of the Operating Subsidiary and has been the Chairman of the Operating Subsidiary since June 1982.

         Charles Boehlke was appointed Chief Financial Officer and Senior Vice President of the Company in June 2000. From April 1996 to April 2000, Mr. Boehlke was the Vice President of Finance for North America operations at Arrow Electronics, Inc. From January 1994 to April 1996, Mr. Boehkle was the Chief Financial Officer of Black & Decker Mexico.

         David Sandler was appointed Chief Operating Officer of the Company in November 2000 and Executive Vice President of the Company in June 1999. From September 1998 to June 1999, he served as Senior Vice President of Administration of the Company. From September 1997 to September 1998, Mr. Sandler was the Senior Vice President of Information Systems and Human Resources of the Company. From September 1996 to September 1997, Mr. Sandler served as the Vice President of Information Systems and Business Development of the Company. From 1995 to 1996, Mr. Sandler was the Director of Business Development of the Company. From 1993 to 1995, Mr. Sandler was the Director of Product Management and Purchasing of the Operating Subsidiary.

         Shelley Boxer was appointed Vice President of Finance of the Company in June 2000. Mr. Boxer was the Vice President and Chief Financial Officer of the Company from its formation in October 1995 until June 2000. From June 1993 to October 1995, Mr. Boxer also served as Chief Financial Officer of the Operating Subsidiary. Mr. Boxer was the Vice President and Chief Financial Officer of Joyce International, Inc., a distribution and manufacturing company, from 1992 to 1993. From 1987 to 1992, Mr. Boxer was the Executive Vice President and Chief Financial Officer of Kinney Systems, Inc., an automobile parking facility and real estate company.

         James Schroeder was appointed Senior Vice President of Logistics of the Company in August 1997. From October 1995 to August 1997, Mr. Schroeder served as Vice President of Logistics of the Company. From 1995 to January 1998, Mr. Schroeder also served as Chief Operating Officer of the Company. Mr. Schroeder has also been Vice President of Logistics of the Operating Subsidiary since 1986.

         Denis Kelly is a Managing Director of Prudential Securities Incorporated, a position he has held since July 1993. Before July 1993, Mr. Kelly was President of Denbrook Capital Corporation. Mr. Kelly is also a director of Kenneth Cole Productions, Inc.

         Raymond Langton is the Co-founder and Chief Executive Officer of SKM Applied Tech Products, a leveraged buy-out firm. From 1995 to February 1997, Mr. Langton was the President and Chief Executive Officer of Chicago Rawhide Worldwide, a manufacturer of sealing devices and subsidiary of SKF USA Inc. (itself a subsidiary of AB SKF of Sweden, a manufacturer of sealing devices and ball bearings). From 1991 to 1995, Mr. Langton was President and Chief Executive Officer of SKF North America, a manufacturer of ball bearings and subsidiary of SKF USA, Inc. Mr. Langton has also been a director of SKF USA, Inc. since 1991 and is a director of Right Management Consultants.

         Roger Fradin is the President of the Security and Fire Solutions Division at Honeywell Inc., a position he has held since 2000. From 1987 until 2000, Mr. Fradin was the President of the ADEMCO Group.

         Philip Peller was a partner of Andersen Worldwide S.C. and Arthur Andersen LLP from 1970 until his retirement in 1999. Mr. Peller served as Managing Partner of Practice Protection and Partner Affairs for Andersen Worldwide S.C. from 1998 to 1999, and as Managing Partner of Practice Protection from 1996 to 1998. Mr. Peller also served as the Managing Director - Quality, Risk Management and Professional Competence for Arthur Andersen's global audit practice.

         Sidney Jacobson and Mitchell Jacobson are father and son. There are no family relationships among any of the other directors or executive officers of the Company.


COMMITTEES, MEETINGS AND COMPENSATION OF THE BOARD OF DIRECTORS

         The Board of Directors held four meetings during the last fiscal year. Each of the directors attended at least 75% of the meetings of the Board of Directors and committees of the Board on which they served.

         The Board of Directors has a standing Audit Committee currently comprised of Denis Kelly, Raymond Langton, Roger Fradin and Philip Peller. All members of the Audit Committee are independent, in accordance with Section
303.02 of the New York Stock Exchange listing standards. The Board of Directors has adopted a new written charter for the Audit Committee effective April 3, 2000. A copy of the new written charter is included in this proxy statement as Appendix A. The Audit Committee reviews and evaluates the Company's internal accounting and auditing procedures; recommends to the Board of Directors the firm to be appointed as independent accountants to audit the Company's operations and financial statements; reviews with management and the independent accountants the Company's year-end operating results; reviews the scope and results of the annual financial and operational audits with the independent accountants; reviews with management the Company's interim operating results; and reviews any non-audit services to be performed by the independent accountants and considers the effect of any such performance on the accountants' independence. The Audit Committee met four times in the fiscal year ended August 26, 2000.

         The Board of Directors has a standing Compensation Committee currently comprised of Denis Kelly, Raymond Langton, Roger Fradin and Philip Peller. The Compensation Committee is responsible for establishing salaries, bonuses and other compensation for the Company's executive officers. The Compensation Committee also administers the Company's 1995 Stock Option Plan (the "1995 Option Plan"), 1998 Stock Option Plan (the "1998 Option Plan") and 1995 Restricted Stock Plan. Pursuant to the 1995 Option Plan and the 1998 Option Plan, the Compensation Committee has the authority to determine the persons to whom and the times at which options are to be granted, the number of option shares to be granted and the price and other terms of options and to designate whether options granted are intended to qualify as incentive stock options or are to be non-qualified stock options. Under the 1995 Restricted Stock Plan, the Compensation Committee has the authority to determine the persons to whom and the times at which awards are to be made. The Compensation Committee met five times in the fiscal year ended August 26, 2000.

         The Board of Directors does not have a standing Nominating Committee.

         The Company's policy is not to pay compensation to directors who are also associates of the Company. The Company grants options to purchase 5,000 shares of Class A Common Stock to non-employee directors upon their election and reelection to the Board of Directors. Directors elected other than at an annual meeting of shareholders receive a pro rata number of options. The Company also pays each non-employee director compensation of $10,000 per annum and $1,500 per board meeting attended.


EXECUTIVE OFFICERS

         Sidney Jacobson, Mitchell Jacobson, Charles Boehlke, David Sandler, James Schroeder and Shelley Boxer are executive officers of the Company, holding the offices described above. In addition, the following individuals are also executive officers of the Company.


NAME OF OFFICER                        POSITION                    AGE      EXECUTIVE OFFICER SINCE
---------------                        --------                    ---      -----------------------
Thomas Eccleston       Vice President of Plant and Equipment       52             October 1995
                           and Secretary

Thomas Cox             Senior Vice President of Sales              39              June 2000

         Thomas Eccleston was appointed Vice President of Plant and Equipment and Secretary of the Company upon its formation in October 1995. Mr. Eccleston has also served as the Vice President of Plant and Equipment of the Operating Subsidiary since 1986.

         Thomas Cox was appointed Senior Vice President of Sales of the Company in April 2000. From September 1999 to April 2000, Mr. Cox was Vice President of Sales for the North Region of the Company. From January 1998 to September 1999, Mr. Cox served as Regional Manager for the Midwest Region of the Company. From September 1997 to January 1998, Mr. Cox served as Director of Business Development for the Company. From 1995 to 1997, Mr. Cox was President of Mailnet Inc., an international delivery company.

         Each executive officer serves until his successor is appointed and qualified or until earlier resignation, death or removal. There are no arrangements or understandings between any executive officer and any other person pursuant to which he was or is to be selected as an officer of the Company. The Operating Subsidiary, however, has entered into employment agreements with each of Mitchell Jacobson, the Chairman of the Board, President and Chief Executive Officer of the Company and Sidney Jacobson, the Vice Chairman of the Board of the Company, which are described on page 14 of this proxy statement. In addition, the Company has entered into an employment agreement with Charles Boehlke, Chief Financial Officer and Senior Vice President of the Company, which is described on page 14 of this proxy statement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE


         Based solely upon a review of the filings furnished to the Company pursuant to Rule 16a-3(e) promulgated under the Exchange Act and written representations from its executive officers, directors and persons who own beneficially more than 10% of either the Class A Common Stock or the Class B Common Stock, all filing requirements of Section 16(a) of the Exchange Act were complied with during the fiscal year ended August 26, 2000, except that both Mr. Jacobson and Ms. Gershwind failed to file timely two reports, one covering one transaction, the other covering two transactions, all occurring during the fiscal year ended August 26, 2000.

                             EXECUTIVE COMPENSATION


         The following table sets forth, for the Company's last three fiscal years, the aggregate compensation awarded to, earned by or paid to the Company's Chief Executive Officer, to each of the Company's other four most highly compensated executive officers who were serving as executive officers at the end of the Company's last fiscal year (collectively, the "Named Executive Officers"), for services rendered in all capacities to the Company and its subsidiaries. All compensation noted below, other than stock options, was paid by the Operating Subsidiary.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                   ANNUAL COMPENSATION          COMPENSATION AWARDS
                                          -----------------------------------   --------------------
                                FISCAL                            OTHER ANNUAL  SECURITIES UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION      YEAR      SALARY    BONUS(1)     COMPENSATION       OPTIONS (2)         COMPENSATION(3)
---------------------------      ----      ------    --------     ------------       -----------         ---------------
Mitchell Jacobson                2000    $408,400      --          $9,292(4)             --                 $253,122(5)
   President and Chief           1999     408,400      --           4,400(4)             --                  225,975(5)
   Executive Officer             1998     408,400      --           5,072(4)             --                  221,171(5)

Sidney Jacobson                  2000    $250,000      --            --                  --                    3,887
   Vice Chairman                 1999     250,000    $50,000         --                  --                    6,768
                                 1998     250,000     50,000         --                  --                    6,788

David Sandler                    2000     306,808      --           9,838(6)          200,000                    187
   Executive Vice President      1999     240,615    135,000        5,495(6)          200,000                    318
   and Chief Operating           1998     185,383    104,885        4,831(6)           30,000                    312
   Officer

James Schroeder                  2000     315,000      --           5,013(7)           60,000                 69,532(8)
   Senior Vice President,        1999     315,000    185,000        6,420(7)          200,000                 66,494(8)
   Logistics                     1998     292,205    165,000        5,783(7)          180,000                 76,350(8)

Shelley Boxer                    2000     201,229     17,843        4,516(9)           20,000                    655
   Vice President of             1999     185,493     71,370        8,625(9)           75,000                    897
   Finance                       1998     183,086     69,635         --                18,800                    864



         No restricted stock, stock appreciation rights or long-term incentive plan payments, as defined in the regulations of the Exchange Act governing the solicitation of proxies, were awarded to, earned by or paid to any of the Named Executive Officers during any of the last three fiscal years.

---------------

(1) Amounts shown are for the year in which bonuses are paid, which is the fiscal year following the year of award.

(2) The number of securities underlying options has been restated to give effect to the two-for-one stock split in the form of a stock dividend declared on April 6, 1998.

(3) Unless otherwise noted, amounts represent group term life insurance benefits paid by the Company.




                                              (Footnotes continued on next page)

(Footnotes continued from previous page)

(4) Includes automobile allowances of approximately $7,792, $2,800 and $4,300 paid by the Company in fiscal 2000, fiscal 1999 and fiscal 1998, respectively, and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $1,500, $1,600 and $772 paid by the Company in fiscal 2000, fiscal 1999 and fiscal 1998 respectively.

(5) Includes group term life insurance benefits of approximately $395, $522 and $522 paid by the Company in fiscal 2000, fiscal 1999 and fiscal 1998, respectively, and split dollar life insurance premiums of approximately $252,727, $225,453 and $220,649 paid by the Company in fiscal 2000, fiscal 1999 and fiscal 1998, respectively. Under the terms of such policies, a portion of the premiums paid by the Company in fiscal 2000, fiscal 1999 and fiscal 1998 have been reimbursed.

(6) Includes automobile allowances of approximately $8,338, $3,895 and $2,918 paid by the Company in fiscal 2000, fiscal 1999 and fiscal 1998 and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $1,500, $1,600 and $1,913 paid by the Company in fiscal 2000, fiscal 1999 and fiscal 1998, respectively.

(7) Includes automobile allowances of approximately $3,513, $4,820 and $4,745 paid by the Company in fiscal 2000, fiscal 1999 and fiscal 1998, respectively, and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $1,500, $1,600, and $1,038 paid by the Company in fiscal 2000, fiscal 1999 and fiscal 1998, respectively.

(8) Includes group term life insurance benefits of approximately $1,032, $1,994 and $1,350 paid by the Company in fiscal 2000, fiscal 1999 and fiscal 1998, respectively. Also includes approximately $68,500, $64,500, and $75,000 accrued by the Company in fiscal 2000, fiscal 1999 and fiscal 1998, respectively, in respect of annual post-retirement payments to be made to Mr. Schroeder pursuant to the terms and provisions of a written agreement between Mr. Schroeder and the Company which was terminated by the Company on September 1, 1997.

(9) Includes automobile allowances of approximately $3,016 and $7,125 paid by the Company in fiscal 2000 and fiscal 1999, respectively, and matching contributions to the Operating Subsidiary's 401(k) Plan of approximately $1,500 paid by the Company in fiscal 2000 and fiscal 1999.

STOCK OPTION PLANS

                        OPTION GRANTS IN LAST FISCAL YEAR


         The following table sets forth information with respect to the grant of stock options under the 1998 Stock Option Plan by the Company during the fiscal year ended August 26, 2000 to the Executive Officers listed on the Summary Compensation Table.

                                                                                      POTENTIAL REALIZABLE VALUE
                                                                                      AT ASSUMED ANNUAL RATES OF
                                                                                       STOCK PRICE APPRECIATION
                                                 INDIVIDUAL GRANTS                          FOR OPTION TERM
                              ----------------------------------------------------    --------------------------
                                               PERCENTAGE
                                                   OF
                                              TOTAL OPTIONS
                              NUMBER OF        GRANTED TO
                              SECURITIES       ASSOCIATES
                              UNDERLYING           IN       EXERCISE
                               OPTIONS        FISCAL YEAR    PRICE      EXPIRATION
NAME                          GRANTED (#)          (%)       ($/SH)        DATE         5% ($)        10% ($)
--------------------------    -----------     -----------   --------    ----------     ---------    ------------
Mitchell Jacobson.........             0        0.0%          -             -             -              -
Sidney Jacobson...........             0        0.0           -             -             -              -
David Sandler.............       200,000       13.4          $7.75       10/19/09      $975,000     $2,470,000
James Schroeder...........        60,000        4.0          $7.75       10/19/09       292,000        741,000
Shelley Boxer.............        20,000        1.3          $7.75       10/19/09        97,000        247,000




                      OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES


         The following table sets forth information with respect to the exercise of stock options during the fiscal year ending August 26, 2000 and the value at August 26, 2000 of unexercised stock options held by the Executive Officers listed on the Summary Compensation Table.

                                                                NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                                  SHARES                       UNDERLYING UNEXERCISED                IN-THE-MONEY
                                ACQUIRED ON      VALUE             OPTIONS AT FYE                   OPTIONS AT FYE
NAME                             EXERCISE       REALIZED      EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE(1)
-----------------------------    --------       --------      -------------------------      ----------------------------
Mitchell Jacobson............        -             -                     -                               -
Sidney Jacobson..............        -             -                     -                               -
David Sandler................     100,000       $889,805             73,469/327,600             $149,776/$2,129,611
James Schroeder..............     117,000      1,226,614            165,118/245,530                 213,850/966,372
Shelley Boxer................      40,000        456,364              70,582/93,218                 283,183/388,879

---------------

(1) Fair market value of securities underlying the options at fiscal year end minus the exercise price of the options.

EMPLOYMENT ARRANGEMENTS AND COMPENSATION PLANS


         Sidney Jacobson is employed as Chairman of the Board of Directors of the Operating Subsidiary pursuant to an employment agreement, dated as of January 2, 1994 and amended as of October 30, 1995, which expires in January 2004. Mr. Jacobson is required to devote his full working time to the affairs of the Operating Subsidiary. Under Mr. Jacobson's employment agreement, he receives an annual base salary of $250,000 and is entitled to participate in employee benefit and other fringe plans made available to the executives of the Operating Subsidiary. If the cost of living increases by more than 6% per annum, Mr. Jacobson's annual base salary is subject to a percentage increase equal to the 3 percentage cost of living increase. The employment agreement also provides for a benefit of $200,000 per year until January 2, 2004 payable to Mr. Jacobson's wife in the event of his death. Under the employment agreement, if Mr. Jacobson's employment is terminated because he becomes incapacitated due to physical or mental illness, he would continue to receive his salary for a six month period following such termination and, thereafter, would receive $200,000 per year for the balance of his employment term. Mr. Jacobson would also continue to be carried on the Operating Subsidiary's health and other insurance plans. The employment agreement provides that Mr. Jacobson may, at his option, elect to become a consultant and advisor to the Operating Subsidiary at an annual fee of $300,000, in which event Mr. Jacobson will be required to be available to the Company for up to 10 hours per week, not to exceed 40 hours in any given month. Mr. Jacobson does not have any current intention to make such election, and any such election would not be expected to have a material impact on the Operating Subsidiary.

         Mitchell Jacobson is employed as President and Chief Executive Officer of the Operating Subsidiary pursuant to an employment agreement, dated as of August 1, 1994, which expires on the earlier of August 1, 2004 or 90 days after Mr. Jacobson's written election to terminate his employment. Mr. Jacobson is required to devote his full working time to the affairs of the Operating Subsidiary. Under his employment agreement, Mr. Jacobson receives an annual base salary (currently set at $408,400). Mr. Jacobson is also entitled to participate in employee benefit and other fringe benefit plans made available to the executives of the Operating Subsidiary. Under the employment agreement, Mr. Jacobson's annual base salary is subject to an annual cost of living adjustment equal to the percentage increase, if any, in a specified Consumer Price Index. The employment agreement also provides that in the event Mr. Jacobson's employment is terminated because he becomes incapacitated due to physical or mental illness, Mr. Jacobson will receive payment of salary for a six-month period following such termination and $200,000 per year for the balance of his employment term. In the event of Mr. Jacobson's death, the agreement provides that his wife will receive $400,000 per year for a period of three years.

         Charles Boehlke is employed as Senior Vice President and Chief Financial Officer of the Company pursuant to an agreement, dated as of June 19, 2000. Mr. Boehlke is required to devote his full working time to the affairs of the Company. Under his agreement, Mr. Boehlke receives an annual base salary (currently set at $275,000). Mr. Boehlke is also entitled to participate in employee benefit and other fringe benefit plans made available to the executives of the Company. The agreement provides that if within two years after (i) a sale by the Company of all or substantially all of its assets, (ii) the consolidation of the Company, (iii) the merger of the Company with any entity as a result of which the Company is not the surviving entity as a public company or (iv) the sale of the Company's voting securities to one or more persons (other than Mitchell Jacobson and Marjorie Gershwind) as a result of which any such person shall possess more than 50% of the combined voting power of the Company's then outstanding securities (each such event, a "Change in Control"), Mr. Boehlke may terminate his employment with the Company. In addition, if there is a change in the circumstances of Mr. Boehlke's employment, such as (i) a material reduction or change in his employment duties or reporting responsibilities, (ii) a reduction in the annual base salary from the annual base salary received prior to a Change in Control or (iii) a material diminution in his status, working conditions or other economic benefits from those in effect immediately prior to a Change in Control, Mr. Boehlke may terminate his employment with the Company. Upon such termination, or if within two years after a Change in Control the Company terminates Mr. Boehlke's employment other than for cause, the Company will pay Mr. Boehlke an amount equal to his annual base salary at the time of such termination plus the amount of any bonus paid to him in the fiscal year ending immediately prior to such termination. The agreement provides that in the event of the termination of Mr. Boehlke's employment other than for cause, he is entitled to a severance payment in an amount equal only to the highest annual base salary he received at any time during the period of his employment. In addition, upon the termination of the Mr. Boehlke's employment other than for cause, the Company is to retain Mr. Boehlke as a consultant to the Company for a one-year period commencing on the date of such termination. Mr. Boehlke will provide consulting services to the Company with respect to financial matters; provided, however, that Mr. Boehlke shall not be required to devote more than ten (10) hours in any calendar quarter to such services. For such consulting services, the Company is to pay Mr. Boehlke $2,500 per annum.

         In January 1999, the Company entered into written agreements with each of James Schroeder and David Sandler (each, an "Executive"). Each agreement provides that in the event of a Change in Control, the Company shall pay to James Schroeder and David Sandler, $2,000,000 and $1,200,000, respectively. Each agreement further provides that if within five years after a Change in Control, there is a change in the circumstances of the Executive's employment, such as
(i) a material reduction or change in his employment duties or reporting responsibilities, (ii) a reduction in the annual base salary from the annual base salary received prior to a Change in Control or (iii) a material diminution in his status, working conditions or other economic benefits from those in effect immediately prior to a Change in Control, the Executive may terminate his employment with the Company. Upon such termination, or if within five years after a Change in Control the Company terminates the Executive's employment other than for cause, the Company will pay the Executive a lump sum equal to the difference between (i) the sum of (a) five times the Executive's annual base salary prior to a change in the circumstances of the Executive's employment or termination other than for cause and (b) five times the largest annual bonus paid to the Executive during the three fiscal years prior to the Executive's termination and (ii) the aggregate of all base salary and bonus amounts paid to the Executive from the Change in Control to the Executive's termination. Each agreement provides that no amount shall be paid to the Executives if such payment would restrict the ability of the Company to utilize the "pooling of interests" method of accounting. The Company has also agreed to indemnify each of Mr. Schroeder and Mr. Sandler on an after tax basis (giving effect to the indemnity payments) for certain taxes that they may become liable for on account of the payments described above.

         James Schroeder is employed as Senior Vice President of Logistics of the Company. Mr. Schroeder and the Company are parties to a written agreement which provides for annual benefit payments to Mr. Schroeder for seven years upon his retirement or, his termination by the Company without cause or, in the event of his death, to his designated beneficiary. The benefit is based upon the growth in the Company's earnings before interest and taxes over a certain base amount. The Company may terminate the agreement at any time and elect to prepay Mr. Schroeder any benefits accrued by the Company up to the date of such termination. The Company exercised its right to terminate the agreement with Mr. Schroeder as of September 1, 1997. Under the terms of the agreement, the Company is obligated to accrue to Mr. Schroeder's benefit the total amount that would be due as if September 1, 1997 were Mr. Schroeder's normal retirement date. Accordingly, the total amount due to Mr. Schroeder is approximately $1,208,000 of which approximately $68,500 represents interest accrued in fiscal 2000. This amount will accrue interest until Mr. Schroeder's normal retirement date and may be prepaid, at the Company's election, at any time, without penalty.


                        COMPENSATION COMMITTEE INTERLOCKS
               AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS


         During fiscal 2000, the Compensation Committee consisted of Denis Kelly, Raymond Langton, Roger Fradin and Philip Peller. None of the members of the Compensation Committee was, during such year, an officer of the Company or any of its subsidiaries or had any relationship with the Company other than serving as a director of the Company. In addition, no executive officer of the Company served as a director or a member of the compensation committee of any other entity one of whose executive officers served as a director or on the Compensation Committee of the Company.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS INVOLVING MEMBERS OF THE COMPENSATION COMMITTEE

         An entity owned and controlled by Mitchell Jacobson, the Chairman of the Board and the President and Chief Executive Officer of the Company, and Marjorie Gershwind, Mr. Jacobson's sister, leases a distribution center, located in Atlanta, Georgia, to the Operating Subsidiary. The square footage of the distribution center is approximately 340,000 square feet. The rent paid by the Operating Subsidiary was approximately $1,220,000 in fiscal 2000 and is anticipated to be approximately $1,220,000 in fiscal 2001. The rent to be paid by the Operating Subsidiary under the remaining lease term, which expires or is subject to renewal in fiscal 2010, for the Atlanta, Georgia distribution center is approximately $12,102,000. Additionally, seven other entities owned or controlled by Mitchell Jacobson and Marjorie Gershwind lease certain branch offices to the Operating Subsidiary. The aggregate square footage of such branch offices is approximately 165,000 square feet. The aggregate rent paid by the

Operating Subsidiary to lease these branch offices was approximately $424,000 in fiscal 2000 and is anticipated to be approximately $484,000 in fiscal 2001. The aggregate rent to be paid by the Operating Subsidiary under the remaining lease terms, the last of which expires in fiscal 2004, is approximately $1,217,800. The Company believes that the terms of the foregoing arrangements are at least as favorable to the Company as could have been obtained from unaffiliated third parties.


                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION


         During fiscal 2000, the Compensation Committee (the "Compensation Committee") was comprised of Denis Kelly, Raymond Langton, Roger Fradin and Philip Peller.

         The Compensation Committee is responsible for recommending to the Board of Directors the overall direction for the executive compensation strategy of the Company and for the ongoing monitoring of the implementation of the strategy. In addition to recommending and reviewing the compensation of the executive officers, it is the responsibility of the Compensation Committee to recommend new incentive compensation plans and to implement changes and improvements to existing compensation plans, all subject to approval by the Board of Directors. The Compensation Committee makes its compensation determinations based upon its own analysis of information it compiles and the business experience of the members. In addition, the views of Mitchell Jacobson, as Chairman of the Board and the President and Chief Executive Officer of the Company, are, and will continue to be, considered by the members of the Compensation Committee in their review of the performance and compensation of individual executives. The Company will engage an outside compensation consultant to assist the Compensation Committee if its members so request. An outside consultant was not used in fiscal 2000.


OVERALL POLICY

         The Compensation Committee believes that the Company's executive officers constitute a highly qualified management team and are largely responsible for the Company's success. The Compensation Committee further believes that the stability of the management team is a contributing factor to the Company's success. In order to promote stability, the Company's strategy is to (i) compensate its executive officers principally through a stable base salary set at a sufficiently high level to retain and motivate these officers,
(ii) link a portion of the executive officers' compensation to their performance and the Company's profitability for each fiscal year, and (iii) align the financial interests of the Company's executive officers with those of the Company's shareholders. The compensation objectives of the Compensation Committee and the Board of Directors are designed to provide competitive levels of compensation consistent with the Company's annual and long-term performance goals, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives.

         The major elements of the executive compensation program are base salary, annual incentive bonuses and long-term incentive compensation in the form of stock options and restricted stock. Executive officers are also entitled to customary benefits generally available to all associates of the Company, including group medical and life insurance and a 401(k) plan. Base salary, bonuses and benefits are paid by the Operating Subsidiary. Overall compensation is intended to be consistent with companies of similar characteristics (size, profitability, business lines, growth, etc.) (the "peer group"). The peer group for purposes of determining compensation of executive officers is not the same group of companies which are included in the industry index which appears on the performance graph contained in this proxy statement. The purpose of the industry index is to compare the performance of the Class A Common Stock to the performance of the stock of companies with similar businesses to the Company. The peer group for purposes of compensation matters is based upon companies with characteristics similar to the Company, including, but not limited to, type of business, in order to provide a more accurate measure of the compensation paid to executives of comparable companies. In any particular year, the Company's executives may be paid more or less than the executives of competitors, depending upon the Company's overall financial performance and other factors. For the fiscal year ended August 26, 2000, the Compensation Committee believes that the Company's senior executives were paid at approximately the median as compared to comparable executives in the peer group.

FEDERAL INCOME TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the amount of compensation a publicly held corporation may deduct as a business expense for Federal income tax purposes. The limit, which applies to a company's chief executive officer and the four other most highly compensated executive officers, is $1 million, subject to certain exceptions (including the exclusion from the cap generally of performance-based compensation). The Compensation Committee has determined that compensation payable to the executive officers should generally meet the conditions required for full deductibility under Internal Revenue Code Section 162(m). While the Company does not expect to pay its executive officers compensation in excess of the Section 162(m) deductibility limit, the Compensation Committee also recognizes that in certain instances it may be in the best interest of the Company to provide compensation that is not fully deductible.


BASE SALARY

         Base salaries for the Company's senior executives are influenced by a variety of objective and subjective factors. Particular consideration is given to a comparison of the salaries at companies in the peer group and the executive's level of responsibility, tenure with the Company, prior year's compensation and effectiveness of management. The Compensation Committee has also relied heavily on the recommendations of Mitchell Jacobson, Chairman of the Board and the President and Chief Executive Officer of the Company, in setting the compensation of the other executive officers, other than Sidney Jacobson. The base salary for Sidney Jacobson, the Vice Chairman of the Board of Directors of the Company, for fiscal 2000 was fixed under his employment agreement with the Operating Subsidiary. The terms of Sidney Jacobson's employment agreement were determined by negotiations between Mr. Jacobson and the Operating Subsidiary and are reflective of his level of responsibility and tenure with the Operating Subsidiary. A description of Mr. Jacobson's employment agreement (as well as the employment agreement between the Operating Subsidiary and Mitchell Jacobson, Chairman of the Board and President and Chief Executive Officer of the Company) appears on page 14 of this proxy statement.


ANNUAL INCENTIVE BONUSES

         Each fiscal year, the Company establishes a bonus pool in an amount equal to 8-1/2% of the Company's pre-tax profits for that year. All associates of the Company, including its executive officers, are eligible to receive bonuses, but the award of bonuses to the associates generally and to any associate specifically are at the Compensation Committee's sole discretion based on the members' qualitative and quantitative evaluation of the Company's performance during such year. Factors considered in awarding a bonus to a specific executive officer include level of responsibility, exhibited individual initiative, effectiveness of management and seniority. Bonuses to the Company's senior executive officers are based on a percentage of their annual salaries.

         The Compensation Committee does not currently establish specific performance criteria which must be met in order to earn bonuses. The Compensation Committee may consider setting objective standards in the future.


LONG-TERM INCENTIVE COMPENSATION

         The Company reinforces the importance of producing satisfactory returns to shareholders over the long term through the operation of the 1995 Option Plan, the 1998 Option Plan and the Restricted Stock Plan. Stock option grants and restricted stock awards provide executives with the opportunity to acquire an equity interest in the Company and align the executive's interest with that of the shareholders to create shareholder value as reflected in growth in the price of the Class A Common Stock.

         1995 and 1998 Option Plans. The 1995 Option Plan and 1998 Option Plan (collectively, the "Option Plans) are administered by the Compensation Committee, which may designate granted options as incentive stock options, non-qualified stock options or a combination thereof. The Compensation Committee has the discretion, subject to certain limitations, to determine the participants under the Option Plans, the time and price at which options will be granted, the period during which options will be exercisable and the number of shares subject to each option. Under the Option Plans, the per share exercise price of any option which is a non-incentive stock option may not be less than 85% of the fair market value of a share of Class A Common Stock on the date of grant (except for non-incentive stock options granted to any person who is or may reasonably be expected to become a "covered employee" under section 162(m)(3) of the Code, in which case the per share exercise price of such options may not be less than 100% of such fair market value). The aggregate fair market value of the shares of Class A Common Stock for which a participant may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed $100,000. No participant may be granted options to purchase more than 1,000,000 shares of the Class A Common Stock. This approach provides an incentive to the executive officers to increase shareholder value over the long term, since the full benefit of the options granted cannot be realized unless stock price appreciation occurs over a number of years.

         Restricted Stock Plan. Pursuant to the Restricted Stock Plan, the Compensation Committee will only regrant currently outstanding restricted shares of Class A Common Stock to selected associates of the Company, including its executive officers. The Compensation Committee, however, will not grant any authorized but unissued restricted shares and will only regrant issued and outstanding restricted shares currently held by associates of the Company if and to the extent any such restricted shares are returned to the Company through forfeiture. Pursuant to the Restricted Stock Plan, forfeiture of restricted shares by associates of the Company shall occur if such associate leaves the employ of the Company for any reason other than death or permanent disability or termination of employment without cause, at which time all restricted shares purchased by such individual shall be returned to the Company. The shares vest in one-fifth increments over a five-year period commencing on the first anniversary of the date of the award. The purpose of the Restricted Stock Plan is to encourage ownership of the Class A Common Stock by associates, thereby fostering a "shareholder perspective" among the participants, and to provide the associates with additional incentive to promote the Company's success, thereby promoting executive retention and long term achievement.


CHIEF EXECUTIVE OFFICER'S FISCAL 2000 COMPENSATION

         The compensation paid to the Company's Chief Executive Officer, Mitchell Jacobson, in fiscal 2000 consisted solely of base salary and was established pursuant to his employment agreement with the Operating Subsidiary. The terms of the agreement are described on page 14 of this proxy statement. Under the terms of his employment agreement, Mr. Jacobson received an annual base salary of $408,400. Mr. Jacobson did not receive any bonus compensation in fiscal 2000. Due to his substantial stock ownership, the Compensation Committee decided that it was not necessary to provide Mr. Jacobson with additional long-term incentive through the grant of stock options.


                                         COMPENSATION COMMITTEE

                                         Roger Fradin
                                         Denis Kelly
                                         Raymond Langton
                                         Philip Peller



                            REPORT OF AUDIT COMMITTEE


         During fiscal 2000, the Audit Committee was comprised of Roger Fradin, Denis Kelly, Raymond Langton and Philip Peller. The Audit Committee has adopted a new written charter to set forth its responsibilities. A copy of the charter is attached as Appendix A to this proxy statement.

         As required by the charter, the Audit Committee reviewed the Corporation's audited financial statements and met with management, as well as with Arthur Andersen LLP, the Corporation's independent auditors, to discuss the financial statements.

         The Audit Committee received from Arthur Andersen LLP the required disclosures regarding their independence and the report regarding the results of their audit. In connection with its review of the financial statements and the auditors' disclosures and report, the members of the Audit Committee discussed with a representative of Arthur Andersen LLP their independence, as well as the following:

         o the auditors' responsibilities in accordance with generally accepted accounting standards;

         o the initial selection of, and whether there were any changes in, significant accounting policies or their application;

         o  management's judgments and accounting estimates;

         o  whether there were any significant audit adjustments;

         o  whether there were any disagreements with management;

         o  whether there was any consultation with other accountants;

         o whether there were any major issues discussed with management prior to the auditors' retention;

         o whether the auditors encountered any difficulties in performing the audit; and

         o the auditor's judgments about the quality of the Corporation's accounting policies.

         Based on its discussions with management and the Corporation's independent auditors, the Audit Committee did not become aware of any material misstatements or omissions in the financial statements. Accordingly, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the period ended August 26, 2000 for filing with the Securities and Exchange Commission.


                                                     AUDIT COMMITTEE

                                                     Roger Fradin
                                                     Denis Kelly
                                                     Raymond Langton
                                                     Philip Peller

                             STOCK PERFORMANCE GRAPH


         The following graph compares the yearly percentage change in the total shareholder return on the Company's Class A Common Stock during the period beginning on December 20, 1995 (the date on which the Class A Common Stock began trading publicly on the New York Stock Exchange) and ending on August 26, 2000 with the cumulative total return on Standard & Poor's MidCap 400 Index and the Dow Jones Other Industrial & Commercial Services Index. The comparison assumes that $100 was invested on December 15, 1995 in the Class A Common Stock and on November 30, 1995 in the foregoing indices and assumes the reinvestment of dividends.




                COMPARISON OF 56 MONTH CUMULATIVE TOTAL RETURN*
         AMONG MSC INDUSTRIAL DIRECT CO., INC., THE S&P MIDCAP 400 INDEX
               AND THE DOW JONES INDUSTRIAL SERVICES, OTHER INDEX








                               [GRAPHIC OMITTED]











                                             CUMULATIVE TOTAL RETURN

                                         12/15/95    8/31/96      8/30/97      8/29/98      8/28/99         8/26/00
                                         --------    -------      -------      -------      -------         -------
MSC Industrial Direct Co., Inc.             100        167          214          230          101             176

Standard & Poor's MidCap 400 Index          100        119          151          161          194             254

Dow Jones Other Industrial &
Commercial Services Index                   100        113          116          127          153             143


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS


         Erik Gershwind, the nephew of Mitchell Jacobson, Chairman of the Board and the President and Chief Executive Officer of the Company, and the son of Marjorie Gershwind, Mr. Jacobson's sister and the beneficial owner of in excess of 5% of the outstanding shares of Class B Common Stock, is employed by the Company as the Director of Internet Business. Mr. Gershwind is currently compensated at the rate of $165,000 per annum. Mr. Gershwind is also entitled to participate in all of the employee benefit plans available to all of the Company's associates.

         See "Compensation Committee Interlocks and Insider Participation in Compensation Decisions" for certain relationships and related party transactions involving certain of the Company's directors.


              SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


         The Board of Directors, with the concurrence of the Audit Committee, has selected Arthur Andersen LLP, independent auditors, as accountants for the fiscal year 2001. Although shareholder ratification of the Board of Directors' action in this respect is not required, the Board of Directors considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to reconsider the selection of auditors for the fiscal year 2002, since it would be impractical to replace the Company's auditors so late into the Company's current fiscal year.

         It is expected that representatives of Arthur Andersen LLP will be present at the Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

         The Board of Directors recommends a vote FOR ratification of the appointment of the independent certified public accountants. Proxies received in response to this solicitation will be voted FOR ratification of the appointment of the independent certified public accountants unless otherwise specified in the proxy.


                              SHAREHOLDER PROPOSALS


         Proposals of shareholders intended to be presented at the annual meeting of shareholders in 2002 must be received by August 8, 2001, in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. The proxy or proxies designated by the Company will have discretionary authority to vote on any matter properly presented by a stockholder for consideration at the next Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such Meeting unless notice of the matter is received by the Company not later than October 23, 2001 and certain other conditions of the applicable rules of the Securities and Exchange Commission are satisfied. Shareholder proposals should be directed to the Secretary of the Company, at the address of the Company set forth on the first page of this proxy statement.

                           ANNUAL REPORT ON FORM 10-K


         THE COMPANY WILL PROVIDE TO EACH SHAREHOLDER, WITHOUT CHARGE AND UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. ANY SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO THE OFFICE OF THE CHIEF FINANCIAL OFFICER, MSC INDUSTRIAL DIRECT CO., INC., 75 MAXESS ROAD, MELVILLE, NEW YORK 11747.

         Copies of the 2000 Annual Report to Shareholders are being mailed simultaneously with this proxy statement. If you want to save the Company the cost of mailing more than one Annual Report to the same address, the Company will discontinue, at your request to the Secretary of the Company, mailing of the duplicate copy to the account or accounts you select.



                                By Order of the Board of Directors,

                                Thomas Eccleston
                                Secretary


Melville, New York
December 6, 2000

                                   APPENDIX A

                         MSC INDUSTRIAL DIRECT CO., INC.
                             AUDIT COMMITTEE CHARTER


The Audit Committee shall be appointed by the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements and (3) the independence and performance of the Corporation's internal and external auditors.


The members of the Audit Committee shall meet the independence and experience requirements of the New York Stock Exchange.

The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or associate of the Corporation or the Corporation's outside counsel or independent auditor to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

The Audit Committee shall make regular reports to the Board.

The principal responsibility of the Audit Committee is to satisfy itself that the Corporation has effectively discharged its financial responsibilities and made proper financial disclosures. This requires a review of the work done by management, including a review of audit controls, in developing and presenting the financial statements and operating results of the Corporation and a review of the work of the independent auditors supporting their attestation that the financial statements have been fairly presented. To satisfy this responsibility, the Audit Committee shall:

Financial Statements


1. Review the annual audited financial statements with management and the independent auditors prior to publication in order to detect any problem areas and address the adequacy of proposed solutions. The Audit Committee will review any major issues regarding accounting and auditing principles and practices, as well as the adequacy of internal controls that could significantly affect the Corporation's financial statements.

2. Review an analysis prepared by management and the independent auditor of any significant financial reporting issues and judgments made in connection with the preparation of the Corporation's financial statements.

3. Review with management and the independent auditor the Corporation's quarterly financial statements prior to the release of quarterly earnings.

4. Review major changes to the Corporation's auditing and accounting principles and practices as recommended by the independent auditor, internal auditors or management.

5. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, as the same may be modified or supplemented, relating to the conduct of the audit.

6. Review with the independent auditor any problems or difficulties the independent auditor may have encountered and any management letter provided by the independent auditor and the Corporation's response to that letter. Such review should include:

     a. Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information.

     b.   Any changes required in the planned scope of the internal audit.

     c.   The internal audit department responsibilities, budget and staffing.


Independent Auditors

7. Recommend to the Board the engagement of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board. The Audit Committee shall consider the auditor's expertise and experience, reputation, cost, independence and procedures for quality control in making such recommendation.

8.   Approve the fees to be paid to the independent auditor.

9. Receive periodic reports from the independent auditor, not less frequently than annually, regarding the auditor's independence as required by Independence Standards Board Standard No. 1, as the same may be modified or supplemented, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself as to the independence of the auditor.

10. Evaluate together with the Board the performance of the independent auditor and, as determined by the Audit Committee, recommend that the Board re-engage or replace the independent auditor.

11. Meet with the independent auditor prior to the audit to review the planning and staffing of the audit.

12. Obtain from the independent auditor assurance that the audit satisfied the requirements of Section 10A of the Securities Exchange Act of 1934, as the same may be modified or supplemented, and that the Audit Committee has been adequately informed as to matters that have come to the attention of the independent auditor.


Internal Audit

13. Review the appointment and replacement of the senior internal auditing executive.

14. Review the significant reports to management prepared by the internal auditing department and management's responses to such reports.

15. Meet periodically with management and internal audit personnel to review the Company's major financial risk exposures and the steps being taken to monitor and control such exposures.


Other Duties

16. Obtain reports from management, the Corporation's senior internal auditing executive and the independent auditor that the Corporation's affiliated entities are in conformity with applicable legal requirements and the Corporation's Code of Conduct.

17. Advise the Board with respect to the Corporation's policies and procedures regarding compliance with applicable laws and regulations and with the Corporation's Code of Conduct.

18. Review with the Corporation's General Counsel legal matters that may have a material impact on the financial statements, the Corporation's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

19. Meet at least annually with the chief financial officer, the senior internal auditing executive and the independent auditor in separate executive sessions.

20. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Corporation's annual proxy statement.

21. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.


While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Corporation's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Such duty is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with applicable laws and regulations and with the Corporation's Code of Conduct.

                         MSC INDUSTRIAL DIRECT CO., INC.
                ANNUAL MEETING OF SHAREHOLDERS -- JANUARY 5, 2001
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints each of Shelley Boxer and Thomas Eccleston as the undersigned's proxy, with full power of substitution, to vote all shares of Class A Common Stock of MSC Industrial Direct Co., Inc. (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company to be held on Friday, January 5, 2001 at 9:00 A.M. local time, at the lower level atrium of Fleet Bank at 300 Broad Hollow Road, Melville, New York 11747, and at any adjournments or postponements thereof and, without limiting the generality of the power hereby conferred, the proxy nominees named above and each of them are specifically directed to vote as indicated below.

         WHERE A CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE CURRENT FISCAL YEAR.



                    (CONTINUED, AND TO BE SIGNED AND DATED ON THE REVERSE SIDE.)

[X]      PLEASE MARK YOUR VOTES AS IN
         THIS EXAMPLE

                                              FOR                           WITHHOLD AUTHORITY              Nominees:
1.   Election of Directors         all nominees listed at                                                     Charles Boehlke,
                                 right (except as marked to            to vote for all nominees               Shelley Boxer,
                                    the contrary below)                    listed at right                    Roger Fradin,
                                            [ ]                                   [ ]                         Mitchell Jacobson,
                                                                                                              Sidney Jacobson,
                                                                                                              Dennis Kelley,
                                                                                                              Raymond Langton,
                                                                                                              Philip Peller,
                                                                                                              David Sandler and
                                                                                                              James Schroeder.
                                                                                                              .

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


         ---------------------------------------------------------------


2. Ratification of Arthur Andersen LLP as the Company's independent certified public accountants.


                        FOR                     AGAINST                ABSTAIN
                        [ ]                       [ ]                    [ ]


         If there are any amendments or variations to the matters proposed at the meeting or at any adjournments or postponements thereof, or if any other business properly comes before the meeting, this proxy confers discretionary authority on the proxy nominees named herein and each of them to vote on such amendments, variations or other business.
         The undersigned acknowledges receipt of the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement for the January 5, 2001 meeting.


MSC INDUSTRIAL DIRECT CO., INC.
75 MAXESS ROAD
MELVILLE, NEW YORK  11747


PLEASE PROMPTLY COMPLETE DATE, SIGN AND MAIL THIS PROXY IN THE ENCLOSED
ENVELOPE.





                           (L.S.)                                     (L.S.)            Dated:      ,
---------------------------      ----------   ------------------------      ----------         -----  ----
 SIGNATURE OF SHAREHOLDER        PRINT NAME   SIGNATURE OF SHAREHOLDER      PRINT NAME


(Please sign exactly as name or names appear hereon. Full title of one signing in representative capacity should be clearly designated after signature. If a corporation, please sign in full corporate name by President or the authorized officer(s). If a partnership, please sign in partnership name by authorized person. If stock is in the name of two or more persons, each should sign. Joint owners should each sign. Names of all joint holders should be written even if signed by only one).